UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2007 (May 15, 2007)

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Milik Street

Carteret, New Jersey 07008

(Address and zip code of principal executive offices)

(732) 499-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on March 4, 2007, Pathmark Stores, Inc., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger with The Great Atlantic & Pacific Tea Company, Inc. (“A&P”) and its subsidiary, pursuant to which A&P will acquire the Company through the merger of its subsidiary with and into the Company (the “Merger”). The Company previously disclosed that the Merger is subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Also as previously disclosed, on April 18, 2007, the Company and A&P received a request for additional information (commonly known as a “second request”) from the Federal Trade Commission (the “FTC”) in connection with the Merger. The effect of the second request was to extend the waiting period imposed by the HSR Act during which A&P and the Company may not consummate the Merger.

On May 15, 2007, A&P and the Company entered into a timing agreement with the FTC pursuant to which A&P and the Company agreed, subject to certain conditions, that they will not (1) certify that they have substantially complied with the second request prior to June 30, 2007, or (2) consummate A&P’s acquisition of the Company for at least 60 days following the date that A&P and the Company substantially comply with the second request.

The Company is cooperating with the FTC and is working toward responding to the second request.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, operating costs, stock-based compensation expense, earnings estimates, Adjusted EBITDA, sales, same-store sales and capital expenditures and are indicated by words or phrases such as “anticipates,” “believe,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “ongoing,” “plans,” “projects,” “will” and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors, which are, in many instances, beyond our control, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management’s assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company’s operating areas, the competitive environment in which the Company operates, results of our merchandising, operating and cost reduction initiatives, medical and pension costs and other risks detailed from time to time in the Company’s reports and filings available from the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the Merger, the Company and A&P intend to file with the SEC relevant materials, including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, A&P AND THE MERGER. The final joint proxy statement/prospectus will be mailed to the stockholders of A&P and the Company. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company or A&P with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by (i) contacting the Company’s Investor Relations at (732) 499-3000, at 200 Milik Street, Carteret, NJ 07008, or by accessing the Company’s Investor Relations website; or (ii) contacting A&P’s Investor Relations at (201) 571-4537, at Box 418, 2 Paragon Drive, Montvale, NJ 07645, or by accessing A&P’s Investor Relations website. Investors are urged to read the joint proxy statement/prospectus and other related materials when they become available before making any voting or investment decisions with respect to the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Dated: May 22, 2007	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President, Secretary and General Counsel